Exhibit 99.1

eXp World Holdings Reports Q4 and Full-Year 2024 Results

BELLINGHAM, Wash. — Feb. 20, 2025 — eXp World Holdings, Inc. (Nasdaq: EXPI), or the “Company”, the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises, today announced financial results for the fourth quarter and fiscal year ended Dec. 31, 2024.

“At eXp, we redefine what’s possible in real estate, with our agent-centric platform offering unlimited growth opportunities for agents,” said Glenn Sanford, eXp World Holdings Founder, Chairman and CEO. “I’m especially proud that we issued 1.8 million shares to agents, at an estimated value of $22 million in 2024. We ended the year with strong momentum, with our top 10 U.S. agents closing over $100 million of transaction volume in December alone. We are the platform where the pros go to grow, and we look forward to more exciting announcements in the weeks and months ahead.”

“We built the largest independent brokerage on the planet thanks to our innovative, efficient operating model, which allowed us to maximize our investments in what matters most to eXp agents,” said Leo Pareja, CEO of eXp Realty. “We are relentlessly driving further innovations in our platform as we expand the unparalleled suite of technology tools and learning opportunities to enable agent success. 2025 is the year that we make bold moves across the company. Last month we were thrilled to welcome several notable high-profile agents including Spring Bengtzen, leader of the Utah Life Real Estate Group, a team of over 80 top-producing agents who closed $316 million of annual sales last year at Real brokerage, to the eXp platform. The results speak for themselves – Glassdoor recognized eXp as a top 10 place to work in 2024 for the 8th consecutive year, an honor that reflects the passion and dedication of our entire eXp community. In a year of bold moves at eXp, we look forward to partnering with both new and experienced agents to turbocharge their success.”

Fourth Quarter and Full-Year 2024 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Full-year revenue increased 7% to $4.6 billion in 2024 with revenue of $1.1 billion in the fourth quarter of 2024.
●	Full-year net loss of $(21.3) million in 2024 with net loss of $(9.5) million in the fourth quarter of 2024. Fourth quarter net loss included a $4.9 million (net of tax loss of $3.7 million) impairment charge for goodwill and intangible assets of SUCCESS Enterprises. Full-year loss per diluted share of $(0.14) in 2024 with a loss per diluted share of $(0.06) in the fourth quarter of 2024. Full-year loss includes $34.0 million (net of tax loss of $25.4 million) related to litigation contingency accrual.
●	Full-year adjusted net income[1] (a non-GAAP financial measure) excluding antitrust litigation contingency provision, impairment expense and discontinued operations of $12.2 million in 2024 with adjusted net loss[1] of $(4.6) million in the fourth quarter of 2024. Full-year adjusted net income[1] per diluted share of $0.08 in 2024 with adjusted net loss[1] per diluted share of $(0.03) in the fourth quarter of 2024.

1 A reconciliation of adjusted net income to net income and a discussion of why management believes adjusted net income, a non-GAAP measure, is useful is included below.

●	Full-year adjusted EBITDA[2] (a non-GAAP financial measure) of $75.5 million in 2024. Adjusted EBITDA was $7.7 million in the fourth quarter of 2024.
●	As of Dec. 31, 2024, cash and cash equivalents totaled $113.6 million, compared to $125.9 million as of Dec. 31, 2023.
●	Full-year adjusted operating cash flow[3] (a non-GAAP financial measure) of $180.4 million in 2024. Adjusted cash operating flow was $25.1 million in the fourth quarter of 2024.
●	Distributed $171.2 million to shareholders in fiscal 2024, including approximately $141.1 million of common stock repurchases and $30.1 million of cash dividends.
●	The Company paid a cash dividend for the fourth quarter of 2024 of $0.05 per share of common stock on Dec. 2, 2024. On Feb. 14, 2025, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the first quarter of 2025, expected to be paid on March 19, 2025 to stockholders of record on March 4, 2025.

Fourth Quarter and Full-Year 2024 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the fourth quarter of 2024 with a global agent Net Promoter Score of 77, consistent with the fourth quarter of 2023. aNPS is a measure of agent satisfaction and an important key performance indicator (KPI) given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform decreased 5% year-over-year to 82,980 as of Dec. 31, 2024.
●	Real estate sales transactions increased 3% to 434,165 in 2024 and increased 6% year-over-year to 103,942 in the fourth quarter of 2024.
●	Transaction volume increased 9% to $185.2 billion in 2024 and increased 17% year-over-year to $45.3 billion in the fourth quarter of 2024.

Fourth Quarter and Full-Year 2024 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and Chief Executive Officer Glenn Sanford; eXp Realty Chief Executive Officer Leo Pareja; eXp Realty Chief Marketing Officer Wendy Forsythe; and, eXp World Holdings Principal Financial Officer and Chief Accounting Officer Kent Cheng on Thursday, Feb. 20, 2025 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Thursday, Feb. 20, 2025

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

2 A reconciliation of adjusted EBITDA to net income and a discussion of why management believes adjusted EBITDA, a non-GAAP measure, is useful is included below.

3 A reconciliation of adjusted operating cash flow to operating cash flow and a discussion of why management believes adjusted operating cash flow, a non-GAAP measure, is useful is included below.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises.

eXp Realty is the largest independent real estate company in the world with more than 82,000 agents in the United States, Canada, the United Kingdom, Australia, France, India, Mexico, Portugal, South Africa, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, the Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including an innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by FrameVR.io technology, offering immersive 3D platforms that are deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

eXp World Holdings, Inc. intends to use its:

●	eXp investors website (www.expworldholdings.com/investors/);
●	eXp Realty LinkedIn page (https://www.linkedin.com/company/exp-realty/);
●	eXp Realty Facebook Page (https://www.facebook.com/eXpRealty);
●	eXp Realty Instagram Page (https://www.instagram.com/eXpRealty);
●	eXp International LinkedIn Page (https://www.linkedin.com/company/exp-realty-international/);
●	eXp International Facebook Page (https://www.facebook.com/expintl/);
●	eXp International Instagram Page (https://www.instagram.com/exp.intl/);
●	eXp World Holdings LinkedIn page (https://www.linkedin.com/company/expworldholdings/);
●	eXp World Holdings Facebook Page (https://www.facebook.com/eXpWorldHoldings); and
●	eXp World Holdings Instagram Page (https://www.instagram.com/eXpWorldHoldings)

as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA, adjusted net income, and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-GAAP financial measures provide useful information about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss) from continuing operations, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, litigation contingency expenses, stock-based compensation expense, and stock option expense.
●	Adjusted net income helps identify underlying trends in the business that could otherwise be masked by the effect of significant non-operating related expenses that management does not consider ongoing. The Company defines adjusted net (loss) income to mean net (loss) income adjusted for net loss from discontinued operations and the after tax impact of the litigation contingency accrual and the impairment expense.
●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines the adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Adjusted EBITDA, adjusted net income, and adjusted operating cash flow, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about improvements in technology and operational processes; revenue growth; dividends; additions of teams and agents in the future; and financial performance. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; outcomes of ongoing litigation; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$ 1,098,187	$ 981,459	$ 4,567,672	$ 4,273,821

Commissions and other agent-related costs	1,019,328	911,374	4,225,277	3,953,897
General and administrative expenses	67,237	67,894	252,369	247,799
Technology and development expenses	14,769	15,119	58,182	59,547
Sales and marketing expenses	2,946	3,094	11,908	12,056
Impairment expense	4,930	-	4,930	-
Litigation contingency	-	-	34,000	-
Total operating expenses	1,109,210	997,481	4,586,666	4,273,299
Operating (loss) income	(11,023)	(16,022)	(18,994)	522
Other (income) expense
Other (income) expense, net	(707)	(1,512)	(4,445)	(4,383)
Equity in losses of unconsolidated affiliates	364	549	1,168	1,388
Total other (income) expense, net	(343)	(963)	(3,277)	(2,995)
(Loss) income before income tax expense	(10,680)	(15,059)	(15,717)	3,517
Income tax (benefit) expense	(2,437)	(2,978)	1,071	(16)
Net (loss) income from continuing operations	(8,243)	(12,081)	(16,788)	3,533
Net (loss) income from discontinued operations	(1,262)	(9,116)	(4,479)	(12,506)
Net (loss) income attributable to eXp World Holdings, Inc.	($ 9,505)	($ 21,197)	($ 21,267)	($ 8,973)
Earnings (loss) per share
Basic, net (loss) income from continuing operations	($ 0.04)	($ 0.08)	($ 0.11)	$ 0.02
Basic, net (loss) income from discontinued operations	(0.01)	(0.06)	(0.03)	(0.08)
Basic, net (loss) income	($ 0.06)	($ 0.14)	($ 0.14)	($ 0.06)

Diluted, net (loss) income from continuing operations	($ 0.04)	($ 0.08)	($ 0.11)	$ 0.02
Diluted, net (loss) income from discontinued operations	(0.01)	(0.06)	(0.03)	(0.08)
Diluted, net (loss) income	($ 0.06)	($ 0.14)	($ 0.14)	($ 0.06)
Weighted average shares outstanding
Basic	153,259,842	153,725,911	153,684,907	153,232,129
Diluted	153,259,842	153,725,911	153,684,907	156,773,528

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income attributable to eXp World Holdings, Inc.	($ 9,505)	($ 21,197)	($ 21,267)	($ 8,973)
Add back:
Net loss from discontinued operations	1,262	9,116	4,479	12,506
Impairment expense	4,930	—	4,930	—
Litigation contingency	—	—	34,000	—
Tax benefit on litigation contingency and impairment expense	(1,254)	—	(9,899)	—
Adjusted net income	($ 4,567)	($ 12,081)	$ 12,243	$ 3,533

Earnings per share:
Adjusted diluted, net income	($ 0.03)	($ 0.08)	$ 0.08	$ 0.02

Weighted average shares outstanding
Basic	153,259,842	153,725,911	153,684,907	153,232,129
Diluted	153,259,842	156,845,400	157,226,306	156,773,528

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income from continuing operations	($ 8,243)	($ 12,081)	($ 16,788)	$ 3,533
Total other (income) expense, net	(343)	(963)	(3,277)	(2,995)
Income tax (benefit) expense	(2,437)	(2,978)	1,071	(16)
Depreciation and amortization	2,547	2,744	10,289	10,892
Impairment expense	4,930	—	4,930	—
Litigation contingency	—	—	34,000	—
Stock compensation expense (1)	9,218	13,266	37,285	43,178
Stock option expense	2,014	3,077	7,973	10,736
Adjusted EBITDA	$ 7,686	$ 3,065	$ 75,483	$ 65,328
(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Cash Provided by Operating Activities	$ 13,714	$ 32,615	$ 191,514	$ 209,131
Less: Customer Deposits	(11,400)	(9,660)	11,110	6,761
Adjusted Operating Cash Flow	$ 25,114	$ 42,275	$ 180,404	$ 202,370

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	Year Ended December 31,
	2024	2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 113,607	$ 125,873
Restricted cash	54,981	44,020
Accounts receivable, net of allowance for credit losses of $1,589 and $2,204, respectively	87,692	85,343
Prepaids and other assets	11,692	9,275
Current assets of discontinued operations	-	1,964
TOTAL CURRENT ASSETS	267,972	266,475
Property, plant, and equipment, net	11,615	12,967
Other noncurrent assets	11,679	7,410
Intangible assets, net	6,456	7,012
Deferred tax assets	75,774	69,253
Goodwill	17,226	16,982
Noncurrent assets of discontinued operations	-	5,569
TOTAL ASSETS	$ 390,722	$ 385,668

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 10,478	$ 8,788
Customer deposits	55,660	44,550
Accrued expenses	85,661	86,483
Litigation contingency	34,000	-
Accrued expenses and other liabilities	54	30
Current liabilities of discontinued operations	-	1,809
TOTAL CURRENT LIABILITIES	185,853	141,660
TOTAL LIABILITIES	$ 185,853	$ 141,660
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 195,028,207 issued and 154,133,385 outstanding at December 31, 2024; 183,606,708 issued and 154,669,037 outstanding at December 31, 2023	2	2
Additional paid-in capital	962,758	804,833
Treasury stock, at cost: 40,894,822 and 28,937,671 shares held, respectively	(686,680)	(545,559)
Accumulated deficit	(68,135)	(16,769)
Accumulated other comprehensive (loss) income	(3,076)	332
Total eXp World Holdings, Inc. stockholders' equity	204,869	242,839
Equity attributable to noncontrolling interest	-	1,169
TOTAL EQUITY	204,869	244,008
TOTAL LIABILITIES AND EQUITY	$ 390,722	$ 385,668

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	($ 21,267)	($ 8,973)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	7,835	8,352
Amortization expense - intangible assets	2,454	2,540
Impairment expense	4,930	9,203
Loss on disposition of business	266	472
Allowance for credit losses on receivables/bad debt on receivables	(615)	(1,711)
Equity in loss of unconsolidated affiliates	1,168	1,388
Agent growth incentive stock compensation expense	37,265	43,178
Stock option compensation	7,975	10,736
Agent equity stock compensation expense	111,278	135,226
Deferred income taxes, net	(6,521)	(2,666)
Changes in operating assets and liabilities:	-	-
Accounts receivable	(1,704)	3,474
Prepaids and other assets	3,041	(1,263)
Customer deposits	11,110	6,761
Accounts payable	1,690	(1,491)
Accrued expenses	(1,445)	8,424
Long term payable	-	(4,677)
Litigation contingency	34,000	-
Other operating activities	54	158
NET CASH PROVIDED BY OPERATING ACTIVITIES	191,514	209,131
INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(6,483)	(5,363)
Acquisition of business, net of cash acquired	(6,150)	-
Proceeds from sale of business	-	330
Investments in unconsolidated affiliates	(5,447)	(5,876)
Capitalized software development costs in intangible assets	(1,390)	(2,594)
NET CASH USED IN INVESTING ACTIVITIES	(19,470)	(13,503)
FINANCING ACTIVITIES
Repurchase of common stock	(141,121)	(160,550)
Proceeds from exercise of options	2,012	4,980
Transactions with noncontrolling interests	(1,169)	-
Dividends declared and paid	(30,099)	(28,519)
NET CASH USED IN FINANCING ACTIVITIES	(170,377)	(184,089)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2,972)	(38)
Net change in cash, cash equivalents and restricted cash	(1,305)	11,501
Cash, cash equivalents and restricted cash, beginning balance	169,893	159,383
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 168,588	$ 170,884
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	2,694	2,731
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease obligation - operating lease	-	859
Contingent consideration for disposition of business	-	1,209
Property, plant and equipment increase due to transfer of right-of-use lease asset	-	1,100
Property, plant and equipment purchases in accounts payable	-	63